Exhibit 99.1

Media Contact:	Investor Relations Contact:
Tim Deighton	List Underwood
(205) 264-4551	(205) 801-0265

Regions Reports Financial Results for Third Quarter 2009

Strong core business performance overshadowed by credit-related cost

BIRMINGHAM, Ala. – (BUSINESS WIRE) – October 20, 2009 – Regions Financial Corporation (NYSE:RF) today reported financial results for the quarter ending September 30, 2009.

Key points for the quarter included:

•	Loss of 37 cents per diluted share for the quarter ended September 30, 2009, reflects the company’s efforts to aggressively address loan portfolio stress and a charge related to branch consolidation

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Solid underlying business performance continues, including strong account and deposit growth. Average low cost deposits increased $1.3 billion versus the second quarter, including a $701 million or 3 percent rise in average non-interest bearing funds.

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Opened a record 270,000 new retail and deposit checking accounts during the third quarter, up 29 percent versus the same quarter last year. New account openings for first nine months reached 762,000, putting Regions on track to exceed full-year goal of one million new accounts.

•	The net interest margin expanded 11 basis points to 2.73 percent; net interest income rose 2 percent versus second quarter

•	Non-interest revenues reflect higher service charges from increased transaction volume and new account growth, as well as increased mortgage income, partially offset by a reduction in brokerage income

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Focused on efficiency, Regions began execution of a branch consolidation plan through which it will consolidate 121 branches; associated expenses totaled $41 million in the third quarter; future annual net savings to approximate $21 million

•	Non-performing assets, excluding loans held for sale, increased $662 million, well below second quarter’s increase of $1.1 billion; gross inflow of non-performing loans lower than previous quarter.

•	Net loan charge-offs increased to $680 million or an annualized 2.86 percent of average loans, driven by value-related write-downs and problem asset dispositions

•	Allowance for credit losses increased to 2.90 percent of loans with $1.025 billion provision for loan losses, exceeding net charge-offs by $345 million

•	Capital remains well above regulatory minimums

Regions Financial Corporation
Post Office Box 11007
Birmingham, Alabama 35288

Earnings Highlights

	Three months ended:
	September 30, 2009		June 30, 2009		September 30, 2008
(In millions, except per share data)	Amount	Dil. EPS	Amount	Dil. EPS	Amount	Dil. EPS
Earnings
Net interest income	$845		$831		$922
Non-interest income*	772		1,199		719
Non-interest expense	1,243		1,231		1,128
Pre-tax pre-provision net revenue	374		799		513
Provision for loan losses	1,025		912		417
Net income (loss)	($377)	($0.32)	($188)	($0.22)	$79	$0.11
Preferred dividend expense and accretion	$60	(0.05)	56	(0.06)	—	—
Net income (loss) available to common shareholders	($437)	($0.37)	($244)	($0.28)	$79	$0.11
GAAP to Non-GAAP Reconciliation
Net income (loss) available to common shareholders (GAAP)	($437)	($0.37)	($244)	($0.28)	$79	$0.11
Merger-related charges, net of tax**	—	—	—	—	$16	$0.02
Net income (loss) available to common shareholders, excluding merger charges (Non-GAAP)**	($437)	($0.37)	($244)	($0.28)	$95	$0.13
Key ratios
Net interest margin (FTE)	2.73%		2.62%		3.10%
Return on average assets***	(1.24%)		(0.67%)		0.22%
Return on average tangible common equity**, ***	(19.48%)		(12.34%)		4.20%
Allowance for loan losses as % of net loans	2.83%		2.37%		1.49%
Net charge-offs as % of average net loans***	2.86%		2.06%		1.68%
Non-performing assets as % of loans and other real estate	4.40%		3.55%		1.79%
Non-performing assets as % of loans and other real estate (excluding loans held for sale)	3.99%		3.17%		1.66%
Non-performing assets (including 90+ past due) as % of loans and other real estate	5.08%		4.18%		2.25%
Non-performing assets (including 90+ past due) as % of loans and other real estate (excluding loans held for sale)	4.68%		3.80%		2.12%

*	Quarter ended September 30, 2009, reflects $4 million related to leveraged lease transactions, which was offset by $4 million of incremental tax expense; quarter ended June 30, 2009, reflects $189 million related to leveraged lease transactions, which was offset by $196 million of incremental tax expense.
**	See “Use of non-GAAP financial measures” at the end of this release
***	Annualized

Strong fundamentals overshadowed by credit quality issues

Regions’ 2009 third quarter loss of $437 million, or 37 cents per fully diluted share, was driven by increased loan loss provisioning, reflective of continued economic weakness and the company’s ongoing efforts to identify and address credit-related issues as it further improves the risk profile of its balance sheet. Additionally, non-interest expenses include $41 million of branch consolidation costs, as well as higher professional fees and other real estate costs. Despite the significant credit-related costs, the third quarter’s results indicate continued solid core business performance as the net interest margin improved, customers opened new accounts at a record level and low-cost deposit growth remained strong.

“The operating environment remains challenging and credit-related costs continue to be elevated.” said Dowd Ritter, chairman and chief executive officer. “However, the economy appears to have bottomed and that bodes well for customers and for us. Regions will continue to aggressively recognize credit problems preparing for the economic recovery.”

Deposits and households continue to grow; Regions Mortgage number one in customer satisfaction

Growth in low-cost deposits continues to be robust, rising $1.3 billion on average versus the prior quarter. Driving the growth was a $701 million or 3 percent increase in non-interest bearing deposits – the fourth consecutive quarterly rise for this important category. Supporting the deposit increase, the company has opened a record 762,000 new retail and business checking accounts year-to-date, putting it well on track to achieve a full-year goal of 1 million new openings.

The company continues to make significant gains in customer loyalty and satisfaction across business lines, which is at the core of its strategy of building profitable client relationships. A highlight in the quarter was J.D. Power and Associates ranking Regions Mortgage highest nationwide in customer satisfaction among primary mortgage servicing companies.

Recession weakens loan demand

Reflective of continuing recessionary pressures, loan demand was relatively sluggish in the quarter. Average loan balances were down approximately 1 percent linked quarter.

Regions made new or renewed loan commitments totaling $16.3 billion during the third quarter of 2009, a decrease of 10 percent versus the previous quarter, primarily driven by lower market-driven residential first mortgage production.

•	30,571 home loans and other lending to consumers totaling $2.7 billion

•	11,418 loans to businesses totaling $13.6 billion

Improving spreads contribute to growth in net interest income

The third quarter net interest margin improved 11 basis points to 2.73% versus the second quarter level. Solid low-cost deposit growth has been the catalyst for improvement in the net interest margin and will continue to provide benefits into 2010. On the asset side, loan spreads have also improved significantly. As a result, net interest income increased $14 million despite a smaller earning asset base. Trends in deposit pricing and loan spreads should continue to support a relatively stable net interest margin during this period of historic low interest rates.

Solid non-interest income

Non-interest revenues were essentially unchanged linked quarter, after excluding second quarter’s sizable gains related to a trust preferred exchange, Visa shares and other securities sales, and leveraged lease terminations.

Service charge revenue was up $12 million or 4 percent versus the previous quarter, benefiting from a higher level of customer transactions and new account growth. Brokerage revenues declined $11 million, as investment banking and fixed income results were down slightly.

Morgan Keegan results were solid during the quarter, driven by increased private client revenues, reflecting incremental improvement in the equity markets, as well as the addition of new financial advisors. Trust and asset management revenues also improved linked quarter, benefiting from strong markets, which drove customer and trust assets up by 6 percent and 4 percent, respectively. While slightly behind the previous quarter, third quarter fixed income revenues were solid, driven by institutional customers’ demand for government, mortgage-backed and municipal securities.

Mortgage revenue was solid, increasing $12 million primarily the result of favorable mortgage servicing rights and related hedge performance experienced in the quarter. Mortgage interest rates increased during the quarter, driving down origination volume of $1.8 billion dollars compared to second quarter’s $3.1 billion.

Focus on performance and efficiency

Regions is consolidating a total of 121 branches across its 1,900-branch footprint due to proximity to other locations or opportunity for performance improvement. These branches will be closed in early 2010 and will have minimal customer impact. The Company recorded associated property valuation charges and other costs of approximately $41 million in the third quarter and expects to realize future net cost saves of $21 million annually.

In the near term, benefits of initiatives will be somewhat obscured by escalating costs such as other real estate owned and other credit-related expenses, along with higher FDIC expenses. As the economic and credit environment normalizes, however, Regions expects these initiatives to contribute substantially to improved earnings power.

Continued focus on improving the risk profile of the balance sheet

For the third quarter, net charge-offs increased to an annualized 2.86 percent of average loans from the second quarter’s 2.06 percent, reflecting ongoing stress in housing valuations and continuing strains in the economy as a whole. The third quarter’s provision for loan losses was $1.025 billion, $345 million above net charge-offs and $113 million above last quarter’s provision.

Related to Regions’ $7.3 billion shared national credit portfolio, the company recorded $37 million of net charge-offs and placed an additional $109 million on non-accrual status in the current quarter.

While manageable, effects of the economic downturn are extending beyond homebuilder, Florida home equity second liens and condominium portfolios. Commercial real estate credits constituted the bulk of third quarter’s inflow of non-performing loans. However, many of these loans are secured by income-producing properties, enhancing the Company’s ability to restructure and return the loans to performing status. The Company is taking a proactive stance in recognizing problem credits.

Capital position remains strong

Tier 1 Capital, now $6.5 billion in excess of “Well Capitalized” minimums, stands at an estimated 12.1 percent, while the estimated Tier 1 Common ratio is 7.8 percent (see non-GAAP discussion).

About Regions Financial Corporation

Regions Financial Corporation, with $140 billion in assets, is a member of the S&P 100 Index and one of the nation’s largest full-service providers of consumer and commercial banking, trust, securities brokerage, mortgage and insurance products and services. Regions serves customers in 16 states across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,900 banking offices and 2,300 ATMs. Its investment and securities brokerage trust and asset management division, Morgan Keegan & Company Inc., provides services from over 300 offices. Additional information about Regions and its full line of products and services can be found at www.regions.com.

Forward-looking statements

This press release may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

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In October 2008, Congress enacted, and the President signed into law, the Emergency Economic Stabilization Act of 2008, and on February 17, 2009 the American Recovery and Reinvestment Act of 2009 was signed into law. Additionally, the Department of the U.S. Treasury and federal banking regulators are implementing a number of programs to address capital and liquidity issues in the banking system, and may announce additional programs in the future, all of which may have significant effects on Regions and the financial services industry, the exact nature of which cannot be determined at this time.

•	Until Regions is able to repay the outstanding preferred stock issued under the Troubled Asset Relief Program (“TARP”), the impact of compensation and other restrictions imposed under the TARP.

•	The impact of possible additional loan losses and impairment of goodwill and other intangibles and the impact on earnings and capital.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	Regions’ ability to achieve the earnings expectations related to businesses that have been acquired or that may be acquired in the future.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	The cost and other effects of material contingencies, including litigation contingencies.

•	The effects of increased competition from both banks and non-banks.

•	Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.

•	Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•	The effects of geopolitical instability and risks such as terrorist attacks.

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Possible changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as droughts and hurricanes.

The foregoing list of factors is not exhaustive; for discussion of these and other risks that may cause actual results to differ from expectations, please look under the caption “Forward-Looking Statements” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2008 and Form 10-Q’s for the quarters ended March 31, 2009 (as amended) and June 30, 2009, as on file with the Securities and Exchange Commission. See also Item 1A. “Risk Factors” of the June 30, 2009 quarterly report on form 10-Q.

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Regions assumes no obligation to update or revise any forward-looking statements that are made from time to time.

Use of non-GAAP financial measures

Page two of this earnings release presents computations of earnings and certain other financial measures excluding merger charges (non-GAAP). Merger charges are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes the exclusion of merger charges in expressing earnings and certain other financial measures, including “earnings per common share, excluding merger charges”, provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the operating results of the company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business, because management does not consider merger and goodwill impairment charges to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes:

•	Preparation of Regions’ operating budgets

•	Calculation of performance-based annual incentive bonuses for certain executives

•	Calculation of performance-based multi-year incentive bonuses for certain executives

•	Monthly financial performance reporting, including segment reporting

•	Monthly close-out “flash” reporting of consolidated results (management only)

•	Presentations of company performance to investors

Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the company on the same basis as that applied by management and the Board of Directors. The third quarter of 2008 was the final quarter for merger charges related to the AmSouth Bancorporation acquisition.

Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulators have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is codified in federal banking regulations. In connection with the Supervisory Capital Assessment Program, these regulators began supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not codified, analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measure. Because tangible common stockholders’ equity and Tier 1 common equity are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, Regions believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Regions has policies in place to address expenses that qualify as merger and goodwill impairment charges and procedures in place to approve and segregate merger and goodwill impairment charges from other normal operating expenses to ensure that the company’s operating results are properly reflected for period-to-period comparisons. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes merger and goodwill impairment charges does not represent the amount that effectively accrues directly to stockholders (i.e., merger and goodwill impairment charges are a reduction to earnings and stockholders’ equity).

See pages 24 and 25 of the supplement to this earnings release for 1) computations of GAAP net income available to common shareholders and earnings per common share to non-GAAP financial measures, 2) a reconciliation of average and ending stockholders’ equity (GAAP) to average and ending tangible common stockholders’ equity (non-GAAP), and 3) a reconciliation of stockholders’ equity (GAAP) to Tier 1 capital (regulatory) and to Tier 1 common equity (non-GAAP).

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